EXHIBIT 10.6

GRANT AGREEMENT FOR
LONG-TERM INCENTIVE PROGRAM
PERFORMANCE-BASED RESTRICTED STOCK UNITS
FOR SENIOR EXECUTIVES UNDER THE
MATTEL, INC. AMENDED AND RESTATED
2010 EQUITY AND LONG-TERM COMPENSATION PLAN
This is a Grant Agreement (this “Grant Agreement”) between Mattel, Inc. (“Mattel”) and the individual (the “Holder”) named in the Notice of Grant – Performance-Based Restricted Stock Units (the “Notice”). The Notice accompanying this Grant Agreement is deemed a part of this Grant Agreement.
Recitals
Mattel has adopted the Amended and Restated 2010 Equity and Long-Term Compensation Plan, as may be amended from time to time (the “Plan”), for the granting to selected employees of awards based upon shares of Common Stock of Mattel. In accordance with the terms of the Plan, the Compensation Committee of the Board of Directors (the “Committee”) has approved the execution of this Grant Agreement between Mattel and the Holder. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Plan.
Restricted Stock Units
1.Grant. Mattel grants to the Holder the number of restricted stock units based on shares of Common Stock set forth in the Notice (the “Performance Units”), subject to adjustment, forfeiture, and the other terms and conditions set forth below, as of the effective date of the grant (the “Grant Date”) specified in the Notice. The number of Performance Units specified in the Notice reflects the target number of Performance Units that may be earned by the Holder. The Company and the Holder acknowledge that the Performance Units (a) are being granted hereunder in exchange for the Holder’s agreement to provide services to the Company after the Grant Date, for which the Holder will otherwise not be fully compensated, and which the Company deems to have a value at least equal to the aggregate par value of the Shares, if any, that the Holder may become entitled to receive under this Grant Agreement, and (b) will, except as provided in Sections 4 and 5 hereof, be forfeited by the Holder if the Holder’s termination of employment occurs before the Settlement Date (as defined in Section 7, below), and are further subject to cancellation (and any shares of Common Stock or cash delivered in settlement of the Performance Units are subject to recapture) if the Holder engages in certain conduct detrimental to the Company, in each case as more fully set forth in this Grant Agreement and the Plan.
2.    Performance Criteria. Subject to the Holder’s continuous employment through the Settlement Date and subject to Section 6 below, the Holder will earn a number of Performance Units on the Settlement Date determined based on the achievement of a three-year goal related to free cash flow (the “Company Performance Measure”) and the relative total shareholder return (“Relative TSR”) during the period beginning on January 1, 2018 and ending on December 31, 2020 (the “Performance Cycle”), in each case, as determined by the Committee.
3.    Dividend Equivalent Rights. The Performance Units are granted with Dividend Equivalent rights, as set forth in this Section 3. As of each payment date for any cash dividend or distribution with respect to the Common Stock with a record date on or after the commencement date of the Performance Cycle and before all of the Performance Units are settled or forfeited as set forth below, the Holder shall be credited (without interest) with an additional number of Performance Units, in whole or in fractions thereof, in an amount determined by dividing (i) the aggregate cash dividends that would have been paid on such dividend payment date in respect of the number of shares of Common Stock underlying the Performance Units actually earned by the Holder in accordance with this Grant Agreement, by (ii) the Common Stock closing price on the ex-dividend date (two trading days prior to the record date). All such additional Performance Units shall be subject to the same terms and conditions (including vesting conditions and Dividend Equivalent rights) applicable to the Performance Units in respect of which they were credited and shall be settled in accordance with, and at the time of, settlement of the Performance Units to which they are related, in accordance with Section 7. Dividend Equivalent rights and any amounts that may become distributable in respect thereof shall be treated separately from the Performance Units and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Section 409A of the Code.
4.    Consequences of Termination of Employment. The consequences of the Holder’s termination of employment during the Performance Cycle and before a Change in Control shall be as follows:

i.
In the case of a termination of the Holder’s employment with the Company (a “Termination of Employment”) by the Company for Cause, the Performance Units shall be forfeited as of the date of the Termination of Employment. For purposes of this Grant Agreement, the Holder’s Termination of Employment shall be considered to be for “Cause” if it is a termination for “Cause” pursuant to an Individual Agreement to which the Holder is a party that is then in effect or, if there is no Individual Agreement in effect that defines “Cause”, “Cause” shall have the meaning set forth in the Plan.

ii.
In the case of a Termination of Employment after June 30, 2018 (a) at a time when the Holder has attained at least 55 years of age and completed at least five Years of Service (other than as a result of a Termination of Employment by the Company for Cause), or (b) as a result of the Holder’s death or Disability, the number of Performance Units earned shall be determined as follows: first, the Committee shall determine the number of Performance Units earned based on actual achievement of the Company Performance Measure and Relative TSR following the end of the Performance Cycle; and second, the number of Performance Units so obtained shall be multiplied by a fraction, the numerator of which is the total number of full months elapsed from the first day of the Performance Cycle to the date of the Holder’s Termination of Employment and the denominator of which is the total number of months in the Performance Cycle. Such number of Performance Units shall then be settled in accordance with Section 7 as for all other holders whose awards are settled on the Settlement Date.

iii.
In the case of a Termination of Employment (a) by the Company other than for Cause (as defined in Section 4.i, above) or (b) by the Holder for Good Reason (as defined below), the number of Performance Units earned shall be determined as follows: first, the Committee shall determine the number of Performance Units earned based on actual achievement of the Company Performance Measure and Relative TSR following the end of the Performance Cycle; and second, the number of Performance Units so obtained shall be multiplied by a fraction, the numerator of which is the total number of full months elapsed from the first day of the Performance Cycle to the date of the Holder’s Termination of Employment and the denominator of which is the total number of months in the Performance Cycle. Such number of Performance Units shall then be settled in accordance with Section 7 as for all other holders whose awards are settled on the Settlement Date. For purposes of this Grant Agreement, the Holder’s Termination of Employment shall be considered for “Good Reason” if it is a termination for “Good Reason” pursuant to an Individual Agreement to which the Holder is a party that is then in effect.

iv.	In all other cases, the Performance Units shall be forfeited as of the date of the Termination of Employment.
5.    Change in Control. If a Change in Control occurs and the Holder has remained continuously employed by the Company until at least immediately prior to the Change in Control, the Performance Units shall not vest in accordance with the terms of Section 18 of the Plan and the number of Performance Units earned shall be determined as follows:

i.
If the Committee reasonably determines in good faith, prior to the occurrence of the Change in Control, that the Performance Units will not be honored or assumed, or new rights that substantially preserve the terms of the Performance Units substituted therefor, by the Holder’s employer (or the parent of such employer) immediately following the Change in Control, the number of Performance Units earned shall equal the greater of (a) the number that equals 100% of the target award level payout, and (b) the number that would have been earned based on actual achievement of the Company Performance Measure through the most recently completed fiscal year prior to such Change in Control and Relative TSR (calculated as if the most recently completed fiscal year prior to such Change in Control had been the end of the Performance Cycle).

ii.
If the Committee determines that the Performance Units have been assumed and, before the Settlement Date, the Holder has a Termination of Employment by the Company without Cause or by the Holder for Good Reason within the 24-month period immediately following a Change in Control, the number of Performance Units earned shall equal the greater of (a) the number that equals 100% of the target award level payout and (b) the number that would have been earned based on actual achievement of the Company Performance Measure through the most recently completed fiscal year prior to such Termination of Employment and Relative TSR (calculated as if the most recently completed fiscal year prior to such Termination of Employment had been the end of the Performance Cycle).

Any Performance Units which are earned pursuant to this Section 5 shall be settled on or within 60 days after the Change in Control or Termination of Employment, as applicable, but in no event later than the Settlement Date, in accordance with Section 7.
6.    Termination, Rescission and Recapture. The Holder specifically acknowledges that the Performance Units and any shares of Common Stock or cash delivered in settlement thereof are subject to the provisions of Section 19 of the Plan, entitled “Termination, Rescission and Recapture,” which can cause the forfeiture of the Performance Units and/or the recapture of any shares of Common Stock and/or cash delivered in settlement thereof and/or the proceeds of the sale of any such shares of Common Stock. Except as provided in the next sentence, as a condition of the settlement of the Performance Units, the Holder will be required to certify that he or she is in compliance with the terms and conditions of the Plan (including the conditions set forth in Section 19 of the Plan) and, if a Termination of Employment has occurred, to state the name and address of his or her then-current employer or any entity for which the Holder performs business services and his or her title, and shall identify any organization or business in which the Holder owns a greater-than-five-percent equity interest. Section 19 of the Plan is inapplicable, and accordingly such certification shall not be required, after a Termination of Employment of the Holder that occurs within the 24-month period after a Change in Control.
7.    Payout of Performance Units. Within 15 business days following the Committee’s certification of the Company Performance Measure and Relative TSR for the Performance Cycle in the fiscal year following the end of the Performance Cycle, but in no event later than March 15th of such fiscal year (the “Settlement Date”), subject to Section 9 below, the Company shall settle each earned Unit by delivering to the Holder one share of Common Stock or a cash payment equal to the Fair Market Value of a share of Common Stock, as the Company may in its sole discretion determine (and the Company may settle some Performance Units in shares of Common Stock and some in cash). In the case of Performance Units settled by delivery of shares of Common Stock, the Company shall (a) issue or cause to be delivered to the Holder (or the Holder’s Heir, as defined below, if applicable) one or more unlegended stock certificates representing such shares, or (b) cause a book entry for such shares to be made in the name of the Holder (or the Holder’s Heir, if applicable). In the case of the Holder’s death, the cash and/or shares of Common Stock to be delivered in settlement of Performance Units as described above shall be delivered to the Holder’s beneficiary or beneficiaries (as designated in the manner determined by the Committee), or if no beneficiary is so designated or if no beneficiary survives the Holder, then the Holder’s administrator, executor, personal representative, or other person to whom the Performance Units are transferred by means of the Holder’s will or the laws of descent and distribution (such beneficiary, beneficiaries or other person(s), the “Holder’s Heir”).
8.    Code Section 409A. Mattel believes that the Performance Units do not constitute “deferred compensation” within the meaning of Section 409A of the Code. If Mattel determines after the Grant Date that an amendment to this Grant Agreement is necessary or advisable to ensure that the Performance Units will not be subject to Section 409A of the Code, or alternatively to ensure that they comply with Section 409A of the Code, it may make such amendment, effective as of the Grant Date or at any later date, without the consent of the Holder.
Notwithstanding anything in this Grant Agreement to the contrary, to the extent that any payment or benefit constitutes non-exempt “nonqualified deferred compensation” for purposes of Section 409A of the Code, and such payment or benefit would otherwise be payable or distributable hereunder by reason of the Holder’s Termination of Employment, all references to the Holder’s Termination of Employment shall be construed to mean a “separation from service,” as defined in Treasury Regulation Section 1.409A-1(h) (a “Separation from Service”), and the Holder shall not be considered to have a Termination of Employment unless such termination constitutes a Separation from Service with respect to the Holder.
9.    Tax Withholding. The Company shall withhold from the cash and/or shares of Common Stock deliverable in settlement of the Performance Units an amount necessary to satisfy the income taxes, social taxes, payroll taxes, and other taxes required to be withheld in connection with such settlement. If such payment is in the form of shares of Common Stock deliverable on the Settlement Date, the Fair Market Value of such shares on the Settlement Date shall not exceed the sums necessary to pay the tax withholding based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income, rounded up to the nearest whole number of shares (unless higher withholding is permissible without adverse accounting consequences to Mattel). If any such taxes are required to be withheld at a date earlier than the Settlement Date, then notwithstanding any other provision of this Grant Agreement, the Company may (i) satisfy such obligation by causing the forfeiture of a number of Performance Units having a Fair Market Value, on such earlier date, equal to the amount necessary to satisfy the minimum required amount of such withholding (unless higher withholding is permissible without adverse accounting consequences to Mattel), or (ii) make such other arrangements with the Holder for such withholding as may be satisfactory to the Company in its sole discretion. The Company may, in its discretion, withhold any amount necessary to pay the applicable taxes from the Holder’s regular salary/wages or any other amounts payable to the Holder, with no withholding of shares of Common Stock, or may require the Holder to submit payment equivalent to the minimum taxes required to be withheld (unless higher withholding is permissible without adverse accounting consequences to Mattel) by means of certified check, cashier’s check, or wire transfer.
Further, if the Holder becomes subject to taxation in more than one country between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, the Holder acknowledges that the Company may be required to withhold or account for taxes in more than one country. In the event the withholding requirements for the applicable taxes are not satisfied, no shares of Common Stock will be issued to the Holder (or the Holder’s estate) upon settlement of the Performance Units unless and until satisfactory arrangements (as determined by Mattel in its sole discretion) have been made by the Holder with respect to the payment of any such applicable taxes. By accepting the Performance Units, the Holder expressly consents to the methods of withholding as provided hereunder. All other taxes related to the Performance Units and any shares of Common Stock delivered in settlement thereof shall be the sole responsibility of the Holder.
10.    Compliance with Law.

i.
No shares of Common Stock shall be issued and delivered pursuant to a vested Unit unless and until all applicable registration requirements of the Securities Act of 1933, as amended, all applicable listing requirements of any national securities exchange on which the shares of Common Stock is then listed, and all other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been complied with and are in full force. In particular, the Committee may require certain investment (or other) representations and undertakings in connection with the issuance of securities in connection with the Plan in order to comply with applicable law.

ii.
If any provision of this Grant Agreement is determined to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted by applicable law, and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under applicable law. Furthermore, if any provision of this Grant Agreement is determined to be illegal under any applicable law, such provision shall be null and void to the extent necessary to comply with applicable law, but the other provisions of this Grant Agreement shall remain in full force and effect.

11.    Assignability. The Performance Units shall not be transferable by the Holder, other than upon the death of the Holder in accordance with such beneficiary designation procedures or other procedures as Mattel may prescribe from time to time.
12.    Certain Corporate Transactions. In the event of certain corporate transactions, the Performance Units shall be subject to adjustment as provided in Section 17 of the Plan. In the event of a Change in Control, these Performance Units shall be subject to the provisions of Section 18 of the Plan.
13.    No Additional Rights.

i.
Neither the granting of the Performance Units nor their vesting or settlement shall (i) affect or restrict in any way the power of Mattel to take any and all actions otherwise permitted under applicable law, (ii) confer upon the Holder the right to continue in the employment of or performing services for the Company, or (iii) interfere in any way with the right of the Company to terminate the services of the Holder at any time, with or without Cause.

ii.
The Holder acknowledges that (i) this is a one-time grant, (ii) the making of this grant does not mean that the Holder will receive any similar grant or grants in the future, or any future grants at all, (iii) the Plan and the benefits the Holder may derive from participation in the Plan are not part of the employment conditions and/or benefits provided by the Company, (iv) any modifications or amendments of the Plan by Mattel, or a termination of the Plan by Mattel, shall not constitute a change or impairment of the terms and conditions of the Holder’s employment with the Company, and (v) this grant does not in any way entitle the Holder to future grants under the Plan, if any, and Mattel retains sole and absolute discretion as to whether to make any additional grants to the Holder in the future and, if so, the quantity, terms, conditions and provisions of any such grants.

iii.
Without limiting the generality of subsections (a) and (b) immediately above and subject to Section4 above, if there is a Termination of Employment of the Holder, the Holder shall not be entitled to any compensation for any loss of any right or benefit or prospective right or benefit relating to the Performance Units or under the Plan which he or she might otherwise have enjoyed, whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise.

iv.
The Holder's participation in the Plan is voluntary. The value of the Performance Units and any other awards granted under the Plan is an extraordinary item of compensation outside the scope of the Holder's employment (and the Holder's employment contract, if any). Any grant under the Plan, including the grant of the Performance Units, is not part of the Holder's normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, holiday pay, pension, or retirement benefits or similar payments.

14.    Rights as a Stockholder. Neither the Holder nor the Holder’s Heir shall have any rights as a stockholder with respect to any shares represented by the Performance Units unless and until shares of Common Stock have been issued in settlement thereof.
15.    Data Privacy Consent.

i.
The Company hereby notifies the Holder of the following in relation to the Holder's personal data and the collection, processing, and transfer of such data in relation to the grant of the Performance Units and the Holder's participation in the Plan, pursuant to applicable personal data protection laws. The collection, processing and transfer of the Holder's personal data is necessary for Mattel’s administration of the Plan and the Holder's participation in the Plan, and the Holder's denial and/or objection to the collection, processing, and transfer of personal data may affect the Holder's ability to participate in the Plan. As such, the Holder voluntarily acknowledges, consents, and agrees (where required under applicable law) to the collection, use, processing, and transfer of personal data as described herein.

ii.
The Company holds certain personal information about the Holder, including (but not limited to) the Holder's name, home address and telephone number, email address, date of birth, social security, passport, or other employee identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all Performance Units, or any other entitlement to shares of Common Stock awarded, canceled, purchased, vested, unvested, or outstanding in the Holder's favor, for the purpose of managing and administering the Plan (“Data”). The Data may be provided by the Holder or collected, where lawful, from third parties, and the Company will process the Data for the exclusive purpose of implementing, administering, and managing the Holder's participation in the Plan. The data processing will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which the Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations in the Holder's country of residence. Data processing operations will be performed minimizing the use of personal and identification data when such operations are unnecessary for the processing purposes sought. The Data will be accessible within the Company’s organization only by those persons requiring access for purposes of the implementation, administration, and operation of the Plan and for the Holder's participation in the Plan.

iii.
The Company will transfer Data as necessary for the purpose of implementation, administration, and management of the Holder's participation in the Plan, and the Company may further transfer Data to any third parties assisting Mattel in the implementation, administration, and management of the Plan. These recipients may be located in the European Economic Area, the United States or elsewhere throughout the world. The Holder hereby authorizes (where required under applicable law) the recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for purposes of implementing, administering, and managing the Holder's participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of Common Stock on the Holder's behalf to a broker or other third party with whom the Holder may elect to deposit any shares of Common Stock acquired pursuant to the Plan.

iv.
The Holder may, at any time, exercise the Holder's rights provided under applicable personal data protection laws, which may include the right to (a) obtain confirmation as to the existence of the Data, (b) verify the content, origin, and accuracy of the Data, (c) request the integration, update, amendment, deletion, or blockage (for breach of applicable laws) of the Data, and (d) to oppose, for legal reasons, the collection, processing, or transfer of the Data which is not necessary or required for the implementation, administration, and/or operation of the Plan and the Holder's participation in the Plan. The Holder may seek to exercise these rights by contacting the Holder's local HR manager.

16.    Compliance with Plan. The Performance Units and this Grant Agreement are subject to, and the Company and the Holder agree to be bound by, all of the terms and conditions of the Plan as it shall be amended from time to time, and the rules, regulations, and interpretations relating to the Plan as may be adopted by the Committee, all of which are incorporated herein by reference. No amendment to the Plan or this Grant Agreement shall adversely affect the Performance Units or this Grant Agreement without the consent of the Holder. In the case of a conflict between the terms of the Plan and this Grant Agreement, the terms of the Plan shall govern and this Grant Agreement shall be deemed to be modified accordingly.
17.    Effect of Grant Agreement on Individual Agreements. Notwithstanding the provisions of any Individual Agreement, (i) in the case of a conflict between the terms of the Holder’s Individual Agreement and this Grant Agreement, the terms of the Grant Agreement shall govern, and (ii) the vesting and settlement of Performance Units shall in all events occur in accordance with this Grant Agreement to the exclusion of any provisions contained in an Individual Agreement regarding the vesting or settlement of the Performance Units, and any such Individual Agreement provisions shall have no force or effect with respect to the Performance Units.
18.    Governing Law. The interpretation, performance and enforcement of this Grant Agreement shall be governed by the laws of the State of Delaware without regard to principles of conflicts of laws. The Holder may only exercise his or her rights in respect of the Plan, the Grant Agreement and these Performance Units to the extent that it would be lawful to do so, and Mattel would not, in connection with this Grant Agreement, be in breach of the laws of any jurisdiction to which the Holder may be subject. The Holder shall be solely responsible to seek advice as to the laws of any jurisdiction to which he or she may be subject, and participation by the Holder in the Plan shall be on the basis of a warranty by the Holder that the Holder may lawfully so participate without Mattel being in breach of the laws of any such jurisdiction.
19.    No Advice Regarding Grant. Mattel is not providing any tax, legal or financial advice, nor is Mattel making any recommendations, regarding the Holder’s participation in the Plan or the Holder’s acquisition or sale of the underlying shares of Common Stock. The Holder is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
20.    Insider Trading/Market Abuse Laws. The Holder may be subject to insider trading and/or market abuse laws in applicable jurisdictions, including the United States, the Holder’s country of residence, and the Holder’s country of employment (if different) that may affect the Holder's ability to acquire or sell shares of Common Stock under the Plan during such times the Holder is considered to have “inside information” (as defined in the laws of applicable jurisdictions). These laws may be the same or different from any insider trading policy of the Company. The Holder acknowledges that it is the Holder's responsibility to be informed of and compliant with such regulations.
21.    Electronic Delivery. Mattel will deliver any documents related to the Performance Units and the Holder’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means unless otherwise determined by Mattel in its sole discretion.  The Holder hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by Mattel or a third party designated by Mattel.
22.    Additional Requirements. Mattel reserves the right to impose other requirements on the Performance Units, any shares of Common Stock acquired pursuant to the Performance Units, and the Holder’s participation in the Plan, to the extent Mattel determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local laws, rules, and regulations, or to facilitate the operation and administration of the Performance Units and the Plan. Such requirements may include (but are not limited to) requiring the Holder to sign any agreements or undertakings that may be necessary or advisable to accomplish the foregoing.
Notwithstanding any provision of this Grant Agreement to the contrary, if the Holder does not accept the Performance Units (in accordance with the method specified by Mattel) by the six month anniversary of the date of grant, the Performance Units will be deemed accepted by Mattel, and the Holder shall be subject to the terms and conditions of the Plan, the rules, regulations, and interpretations relating to the Plan as may be adopted by the Committee, and this Grant Agreement.

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